                                                                     EXHIBIT 2.2


                                                                  EXECUTION COPY



                          PURCHASE AGREEMENT AMENDMENT

                  This Purchase Agreement Amendment (this "Amendment") is made and entered into as of the 25th day of July, 2001 by and among ADVANCEPCS, a Delaware Corporation ("Buyer"), and the persons listed on Schedule I (herein referred to individually as a "Seller" and collectively, as the "Sellers").

                  WHEREAS, Buyer and certain of the Sellers listed on Schedule I to this Amendment (the "Initial Sellers") entered into that certain Stock Purchase Agreement dated as of June 18, 2001 ( the "Purchase Agreement");

                  WHEREAS, Section 3.3(b) of the Purchase Agreement provides that prior to the Closing the Possible Optionees may exercise options to acquire their respective Option Shares;

                  WHEREAS, Section 3.3(b) of the Purchase Agreement further provides that a Possible Optionee shall not be permitted to exercise such option or to acquire any Option Shares unless and until such Possible Optionee executes and delivers to Buyer and the Initial Sellers a Purchase Agreement Amendment in form and substance acceptable to Buyer and the Initial Sellers in their sole discretion and which otherwise meets the requirements of Section 3.3(b) of the Purchase Agreement;

                  WHEREAS, the Possible Optionees desire to exercise their respective options and to acquire the Option Shares, and desire to enter into this Amendment in order to do so;

                  WHEREAS, this Amendment is the Purchase Agreement Amendment referenced in Section 3.3(b) of the Agreement; and

                  WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

                  1.       Amendment to Recitals

                           The Purchase Agreement is hereby amended by deleting
the first WHEREAS clause thereof in its entirety and inserting the following new WHEREAS clause in lieu thereof:

                                    "WHEREAS, the Sellers own, in the aggregate, two hundred eighty three and 334/1000 (283.334) shares (the "SHARES" ) of the no par value Common Stock and Class B Common Stock (the "COMPANY STOCK") of Dresing-Lierman, Inc., an Ohio corporation (the "COMPANY"), being all the issued outstanding shares of capital stock of the Company;"

                  2.       Replacement of Schedule I

                           The Purchase Agreement is hereby amended by deleting
Schedule I thereto in its entirety and inserting Schedule I to this Amendment in lieu thereof.

                  3.       Possible Optionees As Sellers

                           A. The Purchase Agreement is hereby amended by
redefining the term "Sellers" as used therein to mean and include, in addition to the Initial Sellers, each of the Possible Optionees identified in Schedule 3.3(b) of the Purchase Agreement who are as follows (hereinafter individually an "Additional Seller" and collectively the "Additional Sellers"):

                                    o        Daniel Desmarais

                                    o        Nancy Pilcher

                                    o        Daniel Bailey

                                    o        William Lambros

                                    o        Robert Sarlan

                                    o        Mary Ann Zamula

                                    o        Mark Spotts

                                    o        Charles P. Malitz 1993 Irrevocable
                                             Trust (34-7000921)

                           B. Each Additional Seller, by such Additional
Seller's execution and delivery of this Amendment, hereby agrees to be subject to, and fully bound by, all of the terms and conditions of the Purchase Agreement (including but not limited to all representations, warranties, conditions, covenants, indemnification rights and obligations, and all other terms and conditions therein) to the same force and effect as though each such Additional Seller executed and delivered such Purchase Agreement as a Seller thereunder at and as of June 18, 2001.

                           C. Each Additional Seller, by such Additional
Seller's execution and delivery of this Amendment, hereby forever relinquishes, forfeits and disclaims any and all rights, options and entitlements whatsoever (other than the Option Shares) (i) that such Additional Seller has or may have to purchase or otherwise acquire any shares of the Company Stock or the TheraCom Stock or any equity securities or other securities of any Acquired Company and
(ii) that arose or were in effect prior to the date of this Amendment.

                  4.       No Increase in Purchase Price

                           The total Purchase Price payable by Buyer under the
Purchase Agreement shall not be increased as a result of Buyer's purchase of any Option Shares or Purchase Shares from an Additional Seller, but rather such Purchase Price will only be reallocated as specified on Schedule I to this Amendment to reflect the inclusion of the Additional Sellers as Sellers under the Purchase Agreement.




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                  5,       Sellers' Representatives

                           A. Each of Robert K. Dresing and Mark D. Hansan
hereby is designated as the representative (each, a "Sellers' Representative" and, collectively, the "Sellers' Representatives") to act for and represent all the Sellers with respect to all matters arising out of the Purchase Agreement, the Escrow Agreement and the Additional Payment Escrow Agreement and in those other matters which require notice to be given to the Sellers under the Purchase Agreement, the Escrow Agreement and the Additional Payment Escrow Agreement. Each Seller hereby unconditionally and irrevocably appoints each of the Sellers' Representatives as such Seller's agent, proxy and attorney-in-fact, with full power of substitution, for all purposes set forth in this Amendment, including the full power and authority on such Seller's behalf to (i) consummate the transactions contemplated by the Purchase Agreement, (ii) execute and deliver the Escrow Agreement and Additional Payment Escrow Agreement on behalf of the Sellers and such other documents and certificates that are required to be delivered by Sellers at Closing pursuant to the Purchase Agreement, (iii) disburse any AdvancePCS Stock delivered pursuant to the Purchase Agreement, the Escrow Agreement or the Additional Payment Escrow Agreement to the Sellers, (iv) act for and represent all the Sellers with respect to all matters arising out of the Purchase Agreement, the Escrow Agreement and the Additional Payment Escrow Agreement and agree to any resolution of any and all claims thereunder, and (v) do each and every act and exercise any and all rights which such Seller or Sellers are permitted or required to do or exercise under this Amendment, the Purchase Agreement, the Escrow Agreement, the Additional Payment Escrow Agreement and the other agreements, documents and certificates relating hereto or thereto; provided, however, that the joint approval of both of the Sellers' Representatives shall be required for each of the foregoing matters. Either of the Sellers' Representatives may resign at any time. In the event of the death or resignation of a Sellers' Representative, a new Sellers' Representative shall be appointed by the Sellers by a written consent signed by the Sellers, or their legal representatives, who collectively own more than 50% of the shares of Company Stock held by all the Sellers (the "Majority Holders"), such appointment to become effective upon the written acceptance thereof by the new Sellers' Representative. Any failure by the Majority Holders to appoint a new Sellers' Representative upon the death or resignation of any Sellers' Representative shall not have the effect of releasing the Sellers from any liability under the Purchase Agreement or otherwise.

                           B. The Sellers' Representatives shall have such
powers and authority as are necessary to carry out the functions assigned to the Sellers' Representatives under this Amendment; provided, however, that the Sellers' Representatives shall have no obligation to act on behalf of the Sellers, except as expressly provided herein. The Sellers' Representatives will at all times be entitled to rely on any directions received from the Sellers. The Sellers' Representatives shall, at the expense of the Sellers shared pro rata based on their percentage ownership interest in the Purchase Shares as set forth on Schedule I, be entitled to engage such counsel, experts and other agents and consultants as they shall deem necessary in connection with exercising their powers and performing their functions hereunder and (in the absence of bad faith on the part of the Sellers' Representatives) shall be entitled to conclusively rely on the opinions and advice of such Persons.

                           C. The Sellers' Representatives shall not be entitled
to any fee, commission or other compensation for the performance of their services hereunder, but shall be entitled to be reimbursed by the Sellers for all of their expenses incurred as the Sellers' Representatives. In connection with the Purchase Agreement, the Escrow Agreement, the Additional Payment Escrow Agreement and any instrument, agreement or document relating hereto or thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Sellers' Representatives in this Amendment, a Sellers' Representative shall incur no responsibility whatsoever to any Seller by reason of any error in judgment or other act or omission performed or omitted in connection with the Purchase Agreement, the Escrow



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



Agreement, the Additional Payment Escrow Agreement or any such other agreement, instrument or document, except for any act or failure to act which constitutes gross negligence or willful misconduct on the part of such Sellers' Representative. Each Seller shall indemnify, pro rata based upon such Seller's percentage interest in the Purchase Shares as set forth on Schedule I, the Sellers' Representatives against all losses, damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys', accountants' and other experts' or consultant's fees and the amount of any judgment against the Sellers' Representatives, of any nature whatsoever (including any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claims whatsoever), arising out of or in connection with any claim, investigation, challenge, action or proceeding or in connection with any appeal thereof, relating to the acts or omissions of the Sellers' Representatives. The foregoing indemnification shall not apply in the event of any action or proceeding which finally adjudicates the liability of a Sellers' Representative hereunder for his gross negligence or willful misconduct. In the event of any indemnification hereunder, upon written notice from the Sellers' Representatives to the Sellers as to the existence of a deficiency toward the payment of any such indemnification amount, each such Seller shall promptly deliver to the Sellers' Representatives full payment of such Seller's ratable share of the amount of such deficiency, in accordance with such Seller's percentage interest in the Purchase Shares as set forth on
Schedule I.

                           D. All of the indemnities, immunities and powers
granted to the Sellers' Representatives under this Amendment shall survive the Closing and/or any termination of this Amendment, the Purchase Agreement, the Escrow Agreement and/or the Additional Payment Escrow Agreement.

                           E. Notwithstanding anything herein to the contrary,
each Seller (including the Sellers' Representatives) hereby acknowledges that the Buyer shall not have any responsibility or obligation whatsoever to any such Seller, to the Sellers' Representatives or to any other party with respect to or arising out of any actions taken or any inaction by any Sellers' Representative. The Buyer shall have the right to rely conclusively upon all actions taken or omitted to be taken by the Sellers' Representatives pursuant to this Amendment, the Purchase Agreement, the Escrow Agreement and the Additional Payment Escrow Agreement and any of the other agreements, documents, and certificates relating hereto or thereto, all of which actions or omissions shall be legally binding upon all the Sellers.

                           F. It is hereby acknowledged and agreed that the
appointment of the Sellers' Representatives to act for and represent all the Sellers (including but not limited to the appointment of the Sellers' Representatives as each Seller's agent, proxy and attorney-in-fact) as provided in this Section 5 is an accommodation to the Sellers and, as a result, Sellers, jointly and severally, will indemnify and hold harmless the Buyer Indemnified Persons for, and will pay to the Buyer Indemnified Persons the amount of, any Damages incurred, arising, directly or indirectly, from or in connection with the appointment of the Sellers' Representatives to act for and represent all the Sellers (and as each Seller's agent, proxy and attorney-in-fact) as provided in this Section 5.

                  6.       Amendment to Notice Provision

                  The Purchase Agreement is hereby amended by deleting Section
12.4 thereof in its entirety and inserting the following new Section 12.4 in lieu thereof:

                           "12.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written




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




         confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         If to Sellers:    To Mark D. Hansan and Robert K Dresing on behalf of
                           each Seller at the addresses and telecopier numbers for Messrs. Hansan and Dresing set forth opposite each of their names on Schedule I hereto.


         With a Copy to:   Squire, Sanders & Dempsey L.L.P.
                           4900 Key Tower
                           127 Public Square
                           Cleveland, Ohio 44114-1304
                           Attn:  James H. Berick, Esq.
                           Phone:  (216) 479-8450
                           Facsimile:  (216) 479-8776

         If to Buyer:      AdvancePCS
                           5215 North O'Connor Boulevard,
                           Suite 1600
                           Irving, Texas 75039
                           Attn: Chief Executive Officer
                           Phone: (469) 420-6000
                           Facsimile: (469) 420-6109

         With a Copy to:   Reed Smith LLP
                           1301 K Street, N.W.
                           Suite 1100 - East Tower
                           Washington, DC 20005
                           Attn:  Robert D. Clark, Esq.
                           Phone: (202) 414-9285
                           Facsimile: (202) 414-9299


                  7.       Remaining Terms and Conditions

                           Except as otherwise specifically provided in this
Amendment, the Purchase Agreement shall remain in full force and effect in accordance with the terms and conditions thereof. To the extent there is any conflict between any provision of this Amendment and any provision of the Purchase Agreement, the provision of this Amendment shall control.

                  8.       Amendments

                           This Amendment may not be amended except by an
instrument in writing signed by all parties hereto.

                  9.       Counterparts

                           This Amendment may be executed in any number of
counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.




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




                  10.      Definition of Agreement.

                           As used in the Purchase Agreement, the term
"Agreement" shall mean the Agreement as amended by this Amendment.



                            [SIGNATURE PAGE FOLLOWS]




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                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                     BUYER:

                                     ADVANCEPCS


                                     By:
                                        ----------------------------------
                                     Print Name:
                                                --------------------------
                                     Title:
                                           -------------------------------


                                     INITIAL SELLERS:


                                     -------------------------------------
                                     ROBERT K. DRESING



                                     -------------------------------------
                                     MARK D. HANSAN



                                     -------------------------------------
                                     TERRY L. LIERMAN



                                     ROBERT K. DRESING TRUST



                                     By:
                                        -----------------------------------
                                              James H. Berick, Trustee



                                     MARK D. HANSAN TRUST


                                     By:
                                        -----------------------------------
                                              James H. Berick, Trustee




                       [SIGNATURES CONTINUE ON NEXT PAGE]





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



BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH OF THE ADDITIONAL SELLERS APPROVE AND AGREE TO ALL OF THE TERMS AND CONDITIONS OF THIS AMENDMENT AND THE PURCHASE AGREEMENT.


                                     ADDITIONAL SELLERS:




                                     ---------------------------------------
                                     DANIEL DESMARAIS



                                     ---------------------------------------
                                     NANCY PILCHER



                                     ---------------------------------------
                                     DANIEL BAILEY



                                     ---------------------------------------
                                     WILLIAM LAMBROS



                                     ---------------------------------------
                                     ROBERT SARLAN



                                     ---------------------------------------
                                     MARY ANN ZAMULA



                                     ---------------------------------------
                                     MARK SPOTTS



                                     CHARLES P. MALITZ 1993
                                     IRREVOCABLE TRUST (34-7000921)



                                     By:____________________________________

                                     Print Name:_____________________________

                                     Title: Trustee




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




                                   SCHEDULE I

                                 LIST OF SELLERS


                                  Number of          Number of       Allocation of        Purchase
              Sellers              Shares         Purchase Shares    Purchase Price    Shares Percentage
----------------------------   ---------------    ---------------    ---------------   -----------------
Robert K. Dresing                       81.330             81.330    $    15,785,000             28.70
Robert K. Dresing Trust                 32.000             32.000    $     6,215,000             11.30
Mark D. Hansan                          84.580             84.580    $    16,417,500             29.85
Mark D. Hansan Trust                    28.750             28.750    $     5,582,500             10.15
Terry L. Lierman                        28.340*            28.340*   $     5,500,000             10.00
Daniel Desmarais                         1.417*             1.417*   $       275,000               .50
Nancy Pilcher                            4.250*             4.250*   $       825,000              1.50
Daniel Bailey                            5.667*             5.667*   $     1,100,000              2.00
William Lambros                          5.667*             5.667*   $     1,100,000              2.00
Robert Sarlan                            4.250*             4.250*   $       825,000              1.50
MaryAnn Zamula                           2.833*             2.833*   $       550,000              1.00
Mark Spotts                              1.417*             1.417*   $       275,000               .50
Charles P. Malitz 1993                   2.833*             2.833*   $       550,000              1.00
Irrevocable Trust
                                                          TOTAL      $    55,000,000               100%


*All of the foregoing Shares and Purchase Shares are Company Common Stock with the exception of those identified with an asterisk, which are all Company Class B Common Stock.

                  The addresses and telephone and fax numbers for the Sellers are as follows:

                  Robert K. Dresing
                  8605 Terrace Garden Way
                  Bethesda, MD 20814
                  Telephone: (301) 941-8115

                  Robert K. Dresing Trust
                  Squire, Sanders & Dempsey L.L.P.
                  4900 Key Tower
                  127 Public Square
                  Cleveland, Ohio 44114-1304
                  Attn:  James H. Berick, Esq.
                  Telephone: (216) 479-8450
                  Facsimile No.: (216) 479-8776

                  Mark D. Hansan
                  5002 Allan Road
                  Bethesda, MD 20816
                  Telephone: (301) 320-3736




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




                  Mark D. Hansan Trust
                  Squire, Sanders & Dempsey L.L.P.
                  4900 Key Tower
                  127 Public Square
                  Cleveland, Ohio 44114-1304
                  Attn:  James H. Berick, Esq.
                  Telephone: (216) 479-8450
                  Facsimile No.: (216) 479-8776

                  Terry L. Lierman
                  6301 Mountain Branch Court
                  Bethesda, MD 20817
                  Telephone: (301) 320-2206

                  Daniel Desmarais
                  13326 Deerbrook Drive
                  Potomac, MD 20854
                  Telephone: 301-424-2335

                  Nancy Pilcher
                  4205 Minton Drive
                  Fairfax, VA 22032
                  Telephone: 703-426-4498

                  Daniel Bailey
                  4924 Fort Sumner Drive
                  Bethesda, MD 20816
                  Telephone:  301-229-6505

                  William Lambros
                  10145 Greensward Link
                  Ijamsville, MD 21754
                  Telephone: 301-865-0424

                  Robert Sarlan
                  15908 Indian Hills Terrace
                  Rockville, MD 20852
                  Telephone:  301-208-9615




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




                  Mary Ann Zamula
                  12119 Trailridge Drive
                  Potomac, MD 20854
                  Telephone: 301-251-1820

                  Mark Spotts
                  3128 South 12th Street
                  Arlington, VA 22204
                  Telephone: 703-769-0702

                  Charles P. Malitz
                  1993 Irrevocable Trust (34-7000921)
                  c/o Kenneth Malitz, Trustee
                  17 Hyde Park
                  Beachwood, Ohio 44122
                  Telephone: 216-831-1362






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